Exhibit 99.1

For immediate release	November 9, 2017

Crown Crafts Reports Fiscal 2018 Second Quarter Results

●	Company remains debt-free with a $3.2 million cash balance
●	Sales for the quarter increase 4.1%
●	Gross margin improves for the quarter and year-to-date
●	Board declares a quarterly dividend of $0.08 per share

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today reported results for the fiscal 2018 second quarter, which ended October 1, 2017.

“We are pleased that our second quarter performance included a 4.1% increase in net sales, along with increases in gross margin and net income when you exclude the costs to acquire Carousel Designs and credit fees associated with the bankruptcy of a major customer,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “Despite the current retail market challenges, we feel that we are in a solid financial position going forward. We are excited about both our innovative new product designs that appeal to millennial parents and the addition of Carousel Designs as a key direct-to-consumer sales channel.”

Financial Results

Net income for the second quarter of fiscal 2018 was $725,000, or $0.07 per diluted share, on net sales of $16.5 million, compared with net income of $999,000, or $0.10 per diluted share, on net sales of $15.8 million for the second quarter of fiscal 2017. Gross profit for the current-year quarter was 30.5% of net sales, up from 27.3% in the prior-year quarter.

For the six-month period, net income was $1.2 million, or $0.12 per diluted share, on net sales of $30.1 million, compared with net income of $2.1 million, or $0.21 per diluted share, on net sales of $31.4 million for the first six months of fiscal 2017. Gross profit for the six-month period was 28.6% of net sales, up from 27.4% in the prior-year period.

The Company recorded certain pre-tax expenses totaling $639,000 and $845,000 in the three and six-month periods of fiscal year 2018, respectively, which did not occur in fiscal year 2017. For the quarter, these expenses included $427,000 in credit coverage fees on a retailer that filed for bankruptcy during the quarter and $212,000 in costs associated with the Company’s acquisition of Carousel Designs. For the six-month period, these expenses included $491,000 in credit coverage fees, $264,000 in costs associated with the Company’s acquisition of Carousel Designs, and $90,000 in audit fees associated with the Company’s transition from a smaller reporting company to an accelerated filer. On an after-tax basis, these expenses totaled $405,000 and $541,000 for the three and six-month periods of fiscal year 2018, respectively. Excluding these expenses, net income and diluted earnings per share for the three-month period of fiscal year 2018 would have been $1.1 million and $0.11, respectively, and net income and diluted earnings per share for the six-month period of fiscal year 2018 would have been $1.8 million and $0.18, respectively.

Quarterly Cash Dividend

The Company also announced that its Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on January 5, 2018 to shareholders of record at the close of business on December 15, 2017. “Once again, Crown Crafts is pleased to offer a dividend payment that reflects the Board’s confidence in the business and our ongoing commitment to providing value to stockholders,” Chestnut said.

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Standard Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (844) 861-5504 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Standard Time on November 16, 2017. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10113775.

About Crown Crafts, Inc.

Crown Crafts, Inc., founded in 1957, is one of America’s largest producers of infant bedding, toddler bedding and bibs. Crown Crafts, Inc. operates through its three wholly owned subsidiaries, Crown Crafts Infant Products, Inc., Hamco, Inc. and Carousel Designs, LLC. The Company’s subsidiaries market a variety of infant, toddler and juvenile products under Company-owned trademarks as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores, as well as directly to consumers through www.babybedding.com. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia W. Elliott

Vice President and Chief Financial Officer

(225) 647-9124

oelliott@crowncrafts.com

or

Halliburton Investor Relations

(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

(Unaudited)

	Three-Month Periods Ended		Six-Month Periods Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Net sales	$16,461	$15,809	$30,108	$31,408
Gross profit	5,022	4,309	8,624	8,596
Gross profit percentage	30.5%	27.3%	28.6%	27.4%
Income from operations	1,215	1,548	1,916	2,996
Income before income tax expense	1,225	1,558	1,946	3,048
Income tax expense	500	559	703	946
Net income	725	999	1,243	2,102
Basic earnings per share	$0.07	$0.10	$0.12	$0.21
Diluted earnings per share	$0.07	$0.10	$0.12	$0.21

Weighted Average Shares Outstanding:
Basic	10,074	10,011	10,059	9,995
Diluted	10,078	10,056	10,067	10,036

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	October 1, 2017
	(Unaudited)	April 2, 2017
Cash and cash equivalents	$3,242	$7,892
Accounts receivable, net of allowances	12,817	15,614
Inventories	16,771	15,821
Total current assets	33,886	41,110
Finite-lived intangible assets - net	5,559	3,128
Goodwill	6,505	1,126
Total assets	$48,738	$47,184

Total current liabilities	9,095	7,573

Shareholders’ equity	38,891	38,923
Total liabilities and shareholders’ equity	$48,738	$47,184